                                                   Form of Underwriters' Warrant


                          WARRANT TO PURCHASE SHARES
                               OF COMMON STOCK

Company: Ault Incorporated, a Minnesota corporation (the "Company"), and any corporation that shall succeed to the obligations of the Company under this Warrant.


Number of Shares:
                         -------------------------------------------------------

Class of Stock:                   Common Stock
                         -------------------------------------------------------

Initial Exercise Price:     $         per share [120% of Public Offering]
                         -------------------------------------------------------

Date Exercisable:                       [1 year after Closing Date]
                         -------------------------------------------------------

Expiration Date:                        [5 years after Closing Date]
                         -------------------------------------------------------

Date of Grant:                     [Closing Date]
                         -------------------------------------------------------


     THIS CERTIFIES THAT, for value received, ________________________ is entitled to purchase the above number (as adjusted pursuant to Section 6 hereof) of fully paid and nonassessable shares of the above Class of Stock of the Company at the Initial Exercise Price above (as adjusted pursuant to Section 6 hereof), subject to the provisions and upon the terms and conditions set forth herein.

     1.   DEFINITIONS.

     As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:

          (a) "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder, as shall be in effect at the time.

          (b) "Common Stock" shall mean shares of the presently authorized Common Shares of the Company and any stock into which such Common Shares may hereafter be exchanged.

          (c) "Holder" shall mean any person who shall at the time be the holder of this Warrant.

          (d) "Shares" shall mean the shares of the Class of Stock that the Holder is entitled to purchase upon exercise of this Warrant, as adjusted pursuant to Section 6 hereof.

          (e) "Warrant Price" shall mean the Initial Exercise Price at which this Warrant may be exercised, as adjusted pursuant to Section 6 hereof.

     2.   NUMBER OF SHARES.

     Holder is entitled to purchase _________ shares of the Company's Common Stock, subject to the terms and conditions of this Warrant.

     3.   TERM.

     The purchase right represented by this Warrant is exercisable, in whole or in part, commencing on the Date Exercisable, and thereafter at any time on or before the Expiration Date.

     4.   METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

     Subject to Section 3 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Appendix A duly executed) at the principal office of the company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds, or by an instrument canceling indebtedness of the Company to the Holder, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. In the event of any exercise of the purchase right represented by this Section 4, certificates for the Shares so purchased shall be delivered to the Holder within thirty (30) days of receipt of such payment and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this warrant shall not then have been exercised shall also be issued to the Holder within such thirty
(30) day period.

     5.   EXERCISE PRICE.

     The Warrant Price at which this Warrant may be exercised shall be the Initial Exercise Price, as adjusted from time to time pursuant to Section 6 hereof.

     6.   ADJUSTMENT OF NUMBER AND KIND OF SHARES AND ADJUSTMENT OF WARRANT
PRICE.

     6.1 CERTAIN DEFINITIONS. As used in this Section 6 the following terms shall have the following respective meanings:

          (a) OPTIONS: rights, options or warrants to subscribe for, purchase or otherwise acquire either shares of Common Stock or Convertible Securities.

          (b) CONVERTIBLE SECURITIES: any evidences of indebtedness, shares of stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

     6.2 ADJUSTMENTS. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) RECLASSIFICATION, REORGANIZATION, CONSOLIDATION OR MERGER. In the case of any reclassification of the Common Stock, or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock), the Company, or such successor corporation, as the case may be, shall execute a new warrant, providing that the Holder shall have the right to exercise such new warrant and upon such exercise to receive, in lieu of each share of the Class of Stock theretofore issuable upon exercise of this Warrant, the number and kind of securities receivable upon such reclassification, reorganization, consolidation or merger by a holder of shares of the same Class of Stock of the Company for each share of the Class of Stock. The aggregate warrant price of the new warrant shall be the aggregate Warrant Price in effect immediately prior to the reclassification, reorganization, consolidation or merger. Such new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6 including, without limitation, adjustments to the Warrant Price and to the number of shares issuable upon exercise of this Warrant. The provisions of this subsection (a) shall similarly apply to successive reclassification, reorganizations, consolidations or mergers.

          (b) SPLIT, SUBDIVISION OR COMBINATION OR SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the Class of Stock for which this Warrant is then exercisable, the Warrant Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Any adjustment under this subsection (b) shall become effective when the split, subdivision or combination becomes effective.

          (c) STOCK DIVIDENDS. If the Company at any time while this Warrant remains outstanding and unexpired shall pay a dividend with respect to the Class of

Stock for which this Warrant is then exercisable, payable in shares of that Class of Stock, Options or Convertible Securities, the Warrant Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distributions, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of that Class of Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of the same Class of Stock outstanding immediately after such dividend or distribution (including shares of that Class of Stock issuable upon exercise, conversion or exchange of any Options or Convertible securities issued as such dividend or distribution). If the Options or Convertible Securities issued as such dividend or distribution by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, or any increase in the number of shares issuable upon exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price shall, upon any such decrease or increase becoming effective, be reduced to reflect such decrease or increase as if such decrease or increase became effective immediately prior to the issuance of the Options or Convertible Securities as the dividend or distribution. Any adjustment under this subsection (c) shall become effective on the record date.

     6.3 ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price pursuant to this Section 6, the number of Shares issuable upon exercise of this Warrant shall be adjusted to the product obtained by multiplying the number of Shares issuable immediately prior to such adjustment in the Warrant Price by a fraction (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Warrant Price immediately after such adjustment.

     6.4 NO IMPAIRMENT. The Company will not, by amendment of its Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the holder of this Warrant to adjustments in the Warrant Price.

     7.   NOTICE OF ADJUSTMENTS.

     Whenever the Warrant Price shall be adjusted pursuant to Section 6 hereof, the Company shall issue a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

     8.   RIGHT TO CONVERT WARRANT INTO STOCK.

     8.1 RIGHT TO CONVERT. In addition to the rights granted under Section 4 of this Warrant, the Holder shall have the right to require the Company to convert this Warrant (the "Conversion Right") into shares of the Class of Stock for which the Warrant is then exercisable, as provided in this Section
8. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Warrant Price) that number of shares of stock equal to the quotient obtained by dividing (x) the value of this Warrant at the time the conversion Right is exercised (determined by subtracting the aggregate Warrant Price immediately prior to the exercise of the Conversion Right from the aggregate fair market value of the Shares issuable upon exercise of this Warrant immediately prior to the exercise of the Conversion Right, as determined pursuant to Section 8.4 below) by (y) the fair market value (as determined pursuant to Section 8.4 below) of one share of that Class of Stock immediately prior to the exercise of the Conversion Right.

     8.2 METHOD OF EXERCISE. The Conversion Right may be exercised at any time by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right. Certificates of the shares of stock issuable upon exercise of the Conversion Right shall be delivered to the Holder within thirty (30) days following the Company's receipt of this Warrant together with the aforesaid written statement.

     8.3 AUTOMATIC CONVERSION PRIOR TO EXPIRATION. To the extent this Warrant is not previously exercised, and if the fair market value of one share of Common Stock is greater than the Warrant Price per share, this Warrant shall be deemed automatically exercised in accordance with Section 8.1 hereof (even if not surrendered) immediately before its expiration. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 8.3, the Company agrees to notify Holder within a reasonable period of time of the number of shares of the Class of Stock, if any, Holder is to receive by reason of such automatic exercise. The Company shall issue to the Holder certificates for the Shares issued upon such automatic conversion in accordance with Section 8.2 above, although the Company may condition receipt of the certificate upon surrender of the Warrant to the Company.

     8.4 VALUATION OF STOCK. For purposes of this Section 8, the fair market value of one share of the Class of Stock issuable upon exercise of this Warrant shall mean:

          (a) The average of the Nasdaq National Market closing price or, if no closing price is reported, the closing bid and asked prices of the Common Stock, quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value.

          (b) If the Common Stock is not traded Over-The-Counter or on an exchange, the fair market value of the Class of Stock per share shall be as determined in good faith by the Company's Board of Directors; provided, however, that if the Holder in good faith disputes in writing the fair market value determined by the Board of Directors within thirty (30) days of being informed of such fair market value, the fair market value shall be determined by an independent appraiser, appointed in good faith by the Company's Board of Directors and whose reasonable expenses shall be borne equally by the Company and the Holder.

     9.   COMPLIANCE WITH ACT; TRANSFERABILITY OF WARRANT; DISPOSITION OF
SHARES.

     9.1 LEGENDS. The Shares issued upon exercise of this Warrant shall be imprinted with a legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

     9.2 TRANSFERABILITY AND NEGOTIABILITY OF WARRANT AND SHARES. This Warrant and the Shares issued upon exercise thereof may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). Subject to the provisions of this Section 9.2, title to this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery. This Warrant may also be transferred, in whole or in part, by delivery of this original Warrant to the Company along with an executed "Notice of Transfer" in the form attached hereto as Appendix B.

     10. REGISTRATION RIGHTS. The Shares issuable upon exercise of this Warrant have been registered for sale under Rule 415 of the Securities Act of 1933. The Company hereby agrees to maintain such registration for five years from the date of issuance of this Warrant. The provisions of this Section 10 apply if this registration is not maintained by the Company at any time in the future, and also apply to any additional shares issued, or issuable, pursuant to the anti-dilution provisions of Section 6 above.

     10.1 OPTIONAL (PIGGYBACK) REGISTRATIONS. If at any time or times after the date hereof, the Company shall determine to register any of its securities (for itself or for any other securities holder of the Company) under the Act or any successor legislation (other than a registration relating to stock option plans, employee benefit plans or a Rule 145 transaction), and in connection therewith the Company may lawfully register the Common Stock of the holders of Registrable Securities (as defined below), the company will promptly give written notice thereof to the then holders (the "Registered Holders") of all outstanding Registrable Securities and will use its best efforts to include in such registration and to effect the registration under the Act of all Registrable Securities which such Registered Holders may request in writing delivered to the Company within 15 days after receipt by such Registered Holder of the notice given by the Company; provided, however, that in connection with an underwritten offering by the Company of any of its securities if the managing underwriter shall impose a limitation on the number of shares of common Stock which may be included in such registration by a group including the Registered Holders and other holders of Common Stock because, in its reasonable and good faith judgment, such limitation is necessary to effect an orderly public distribution, such limitation shall be imposed upon the Registered Holders and such other holders pro rata on the basis of the total number of shares of Common Stock owned by them; and further provided, however, that in no event shall such limitation have the effect of reducing the number of shares to be registered by the Company. In the event of such a limitation, shares of persons who are not Registered Holders will not be included in such registration. If the Company includes in such registration any securities to be offered by it, all expenses of the registration and offering shall be borne by the Company, except that the Registered Holders shall bear underwriting commissions and discounts attributable to their Registrable Securities being registered. If the registration is of exclusively a secondary offering, the Registered Holders shall bear their proportionate share of the expenses of the registration and offering (provided all stockholders registering shares thereunder bear their proportionate share of expenses), except expenses which the Company would have incurred whether or not registration was attempted, including, without limitation, the expense of preparing normal audited or unaudited financial statements or summaries consistent with applicable Securities and Exchange Commission reports. Without in any way limiting the types of registrations to which this Section 10.1 shall apply, in the event that the Company shall effect any "shelf registration" under Rule 415 promulgated under the Act, or any other similar rule or regulation, then for each shelf registration effected by the Company, the Company shall take all necessary action, including, without limitation, the filing of post-effective amendments, to permit the Registered Holders to include their shares in such registrations in accordance with the terms of this Section 10.1.

     10.2 SHORT FORM REGISTRATIONS. In addition to the registration provided in Section 10.1 above, the Registered Holders of an aggregate of not less than 25% of the Registrable Securities then outstanding shall be entitled to request by written notice to the Company from time to time that the Company register the offering and sale of all or a portion of their Registrable Securities on Form S-3 (or any similar short form registration), provided that the Company is then eligible to use such short form registration. In such event, the Company will notify all of the Registered Holders of Registrable Securities who would be entitled to notice of a proposed registration under
Section 10.1 of such request. Upon the written request of any such Registered Holder after receipt from the Company of such notification, the Company will either (i) elect to make a primary offering in which case the rights of the Registered Holders shall be as set forth in Section 10.1, or (ii) use its best efforts to cause such of the Registrable Securities as may be requested by any Registered Holders (including the Registered Holder or Holders giving the initial notice of intent to register hereunder) to be registered under the Act in accordance with the terms of this Section 10.3, provided that the Company will not be obligated to effect such a registration (x) for shares of common Stock having an aggregate offering price of less than $250,000, or (y) if the original request for registration hereunder was made at a time within three (3) months after the effective date of a prior registration pursuant to Section 10.1 hereof, or (z) if the effective dates of two registrations pursuant to this
Section 10.2 shall have occurred during the twelve month period immediately prior to such request for registration hereunder. All expenses of such registrations and offerings shall be borne by the Company, except that the Registered Holders shall bear underwriting commissions and discounts attributable to their Registrable Securities being registered and the Company shall not be required to keep said registration effective for more than 180 days.

     10.3 REQUIRED REGISTRATIONS. If registration under Form S-3 is not available to the Company at any time, and at any one time one or more of the Registered Holders of any aggregate of not less than 51% of the Registrable Securities then outstanding shall notify the Company in writing that such Registered Holder(s) intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities, the Company will notify all of the Registered Holders of Registrable Securities who would be entitled to notice of a proposed registration under Section 10.1 of such notification. Upon the written request of any such Registered Holder after receipt from the Company of such notification, the Company will use its best efforts to cause such of the Registrable Securities as may be requested by any Registered Holders (including the Registered Holder or Holders giving the initial notice of intent to register hereunder) to be registered under the Act in accordance with the terms of this Section 10.3, provided the Company will not be obligated to effect a registration hereunder for shares of Common Stock having an aggregate offering price of less than $500,000. All expenses of such registrations and offering shall be borne by the Company, except that the Registered Holders shall bear underwriting commissions and discounts attributable to their Registrable securities being registered.

     10.4 REGISTRABLE SECURITIES. For the purposes of this Section 10, the term "Registrable Securities" shall mean (i) the Common Stock issued or issuable upon exercise of the Warrants to be issued under this Agreement, (ii) any other shares of Common Stock acquired by any of the Registered Holders from the Company at any time and from time to time after the date hereof pursuant to this Warrant and (iii) any Common Stock issued or issuable with respect to the Common Stock referred to in (i), (ii) and (iii) hereof by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; except for any shares of such Common Stock which have at any time been sold in a registered public offering or pursuant to Rule 144 promulgated under the Act or under circumstances not requiring investment representations. In the event that the number of shares requested by the Registered Holders to be included in a registration under Section 10.2 or 10.3 shall exceed the number which the managing underwriter, if any, shall reasonably and in good faith agree in writing to include therein, the shares to be so included shall be allocated pro rata among the Registered Holders in proportion to the amount of Registrable Securities owned by them. The registration rights granted under this Section 10 may be assigned to any subsequent holder of the Registrable Securities, provided that notice of such transfer and assignment, together with the name and address of the transferee, is given to the Company.

     10.5 FURTHER OBLIGATIONS OF THE COMPANY. Whenever, under the preceding paragraphs of this Section 10, the Company is required hereunder to register Registrable Securities, it agrees that it shall also do the following:

          (a) Prepare and file with the Securities and Exchange Commission such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

          (b) Furnish to each Registered Holder such copies of each preliminary and final prospectus and such other documents as each such Registered Holder may reasonably request to facilitate the public offering of such Registered Holder's Registrable Securities;

          (c) Enter into any underwriting agreement with provisions reasonably required by the proposed underwriter, if any, of the offering;

          (d) Use its best efforts to register or qualify the Registrable Securities covered by said registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling Registered Holder may reasonably request; and

          (e) Furnish to each selling Registered Holder a signed counterpart, addressed to the prospective sellers, of

               (i)  an opinion of counsel for the Company, and

               (ii) "comfort" letter(s) signed by the independent public accountants who have certified the company's financial statements included in the registration statement,

covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountant's letter) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountant's letters delivered to the underwriters in underwritten public offerings of securities.

     10.6 UNDERWRITTEN REGISTRATIONS.

          (a) The Company shall have the right to select the managing underwriter or underwriters for any underwritten offering made pursuant to a registration under Section 10.1 hereof, and the Registered Holders participating in any registration under Section 10.2 or 10.3 hereof shall have the right to consult with the Company in the selection of the managing underwriter or underwriters thereof, if any.

          (b) In connection with any underwritten offering by the Company, the Registered Holders shall, if requested by the managing underwriter or underwriters thereof, agree not to sell any of their Registrable Securities in any transaction other than pursuant to such underwritten offering for a period of up to 90 days beginning on the effective date of the registration statement, provided that the Company's officers and directors and each holder of 10% or more of the Company's issued and outstanding Common Stock also agree to such limitations.

     10.7 RULE 144 REQUIREMENTS. The Company shall undertake to make publicly available and available to the Registered Holders of Registrable Securities, pursuant to Rule 144 under the Act, such information as is necessary to enable Registered Holders to make sales of their stock pursuant to that Rule. The Company shall furnish to any such Registered Holder, upon request (after the preceding sentence shall have become applicable), a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144.

     10.8 INDEMNIFICATION. Incident to any registration statement referred to in the preceding paragraphs of this Section 10, the Company will indemnify each underwriter, each Registered Holder of Registrable Securities so registered, and each person controlling any of them against all claims, losses, damages and liabilities including legal and other expenses incurred in investigating or defending against the same, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by the Company of the Act, the 1934 Act, any state securities or "blue-sky" laws or any rule or regulation thereunder in connection with such registration, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Company by such Registered Holder expressly for use therein, and with respect to such untrue statement or omission in the information furnished in writing to the Company by such Registered Holder, such Registered Holder will indemnify the underwriters, the Company, its directors and officers, and the other Registered Holders and each person controlling any of them against any claims, losses, damages, expenses or liabilities to which any of them may become subject; provided, however, that the liability of any Registered Holder hereunder shall be limited to the amount of proceeds received by such Holder in the offering giving rise to the claim. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into by a Registered Holder in connection with the underwritten public offering of any of such Registered Holder's Registrable Securities are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling with respect to such Holder.

     11.  MISCELLANEOUS.

     No fractional shares of the Shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns. This Warrant shall be governed by and construed under the laws of the State of Minnesota as applied to contracts entered into between residents of the State of Minnesota to be wholly performed in the State of Minnesota. The titles of the sections and subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in the Warrant shall be deemed to include masculine, feminine and neuter forms.


                                        AULT INCORPORATED



                                        By:
                                           -------------------------------------
                                        Title:
                                               ---------------------------------

                                  APPENDIX A

                             NOTICE OF EXERCISE


TO:  Ault Incorporated

     1. The undersigned hereby elects to purchase ___________ shares of the Common Stock of Ault Incorporated pursuant to terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

     2. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:

     3. The undersigned represents it is acquiring the shares of Common Stock solely for its own account and not as a nominee for any other party, and for investment purposes only, not with a view toward the resale or distribution thereof.


                    ----------------------------------------
                                   (Name)

                    ----------------------------------------
                                 (Address)

                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------
                      (Taxpayer Identification Number)



----------------------------------------
[print name of Holder]


By:
    ------------------------------------
Title:
       ---------------------------------
Date:
       ---------------------------------

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

                                  APPENDIX B

                              NOTICE OF TRANSFER

TO:  Ault Incorporated

     1. The transferor hereby elects to transfer, from the attached Warrant, a Warrant to purchase ____________________ shares of the Common Stock of Ault Incorporated, to the transferee set forth below.

     2. Please issue a new Warrant to the transferee below at the address set forth below and issue a new Warrant for the balance of the original Warrant to the transferor as specified below.

     3. The transferee represents it is acquiring the Warrant solely for its own account and not as nominee for any other party, and for investment purposes only, not with a view toward the resale or distribution thereof.


                     Transferor:


                     ----------------------------------------


                     ----------------------------------------
                                 (Address)

                     ----------------------------------------

                     ----------------------------------------


                     Transferee:


                     ----------------------------------------


                     ----------------------------------------
                                (Address)

                     ----------------------------------------

                     ----------------------------------------


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